UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Huntington Bancshares Incorporated ("Huntington") announced it has entered into formal written agreements with its banking regulators, the Federal Reserve Bank of Cleveland and the Office of the Comptroller of the Currency.

These formal written agreements provide for a comprehensive action plan designed to enhance Huntington’s corporate governance, internal audit, risk management, accounting policies and procedures, and financial and regulatory reporting. They call for independent third-party reviews, as well as the submission of written plans and progress reports by management. The formal written agreements remain in effect until terminated by the banking regulators.

The formal written agreements are filed herewith as Exhibits 99.2 and 99.3, and are incorporated herein by reference. The foregoing description of the agreements is qualified in its entirety by reference to the text of the agreements.

Item 9.01. Financial Statements and Exhibits.

The exhibits referenced below shall be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

(c) Exhibits.

Exhibit 99.1 News release of Huntington Bancshares Incorporated, March 1, 2005.
Exhibit 99.2 Written Agreement between Huntington National Bank and the Office of the Comptroller of the Currency dated February 28, 2005.
Exhibit 99.3 Written Agreement between Huntington Bancshares Incorporated and the Federal Reserve Bank of Cleveland dated February 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

March 2, 2005	By:	Donald R. Kimble

Name: Donald R. Kimble
Title: Chief Financial Officer and Controller

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Exhibit Index

Exhibit No.	Description

99.1	News release of Huntington Bancshares Incorporated, March 1, 2005.
99.2	Written Agreement between Huntington National Bank and the Office of the Comptroller of the Currency, dated February 28, 2005.
99.3	Written Agreement between Huntington Bancshares Incorporated and the Federal Reserve Bank of Cleveland, dated February 28, 2005.